Exhibit 1.1

EXECUTION COPY

NOTE PURCHASE AGREEMENT

among

LMRK ISSUER CO III LLC, as Issuer

LMRK GUARANTOR CO III LLC, as Guarantor

Landmark Infrastructure Operating Company LLC, as Parent

and

RBC CAPITAL MARKETS, LLC,

as the Initial Purchaser

May 25, 2018

______________________________

LMRK ISSUER CO III LLC

$95,530,000 SECURED TENANT SITE CONTRACT REVENUE NOTES, SERIES 2018-1 CLASS C
$13,180,000 SECURED TENANT SITE CONTRACT REVENUE NOTES, SERIES 2018-1 CLASS D
$16,730,000 SECURED TENANT SITE CONTRACT REVENUE NOTES, SERIES 2018-1 CLASS F

NOTE PURCHASE AGREEMENT

May 25, 2018

RBC CAPITAL MARKETS, LLC
as Initial Purchaser

200 Vesey Street, 8th Floor
New York, New York 10281

Ladies and Gentlemen:

LMRK Issuer Co III LLC, a Delaware limited liability company (the “Issuer”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchaser (the “Initial Purchaser”), $95,530,000 in aggregate principal amount of its Secured Tenant Site Contract Revenue Notes, Series 2018-1, Class C (the “2018-1 Class C Notes”), $13,180,000 in aggregate principal amount of its Secured Tenant Site Contract Revenue Notes, Series 2018-1, Class D (the “2018-1 Class D Notes”) and $16,730,000 in aggregate principal amount of its Secured Tenant Site Contract Revenue Notes, Series 2018-1, Class F (the “2018-1 Class F Notes” and, collectively with the 2018-1 Class C Notes and the 2018-Class D Notes, the “Notes”).

The Notes will (i) have terms and provisions that are summarized in the Pricing Disclosure Package and the Offering Memorandum (each as defined below) and (ii) be issued pursuant to an Indenture and a related Series Supplement relating to the Series 2018-1 Notes (collectively, the “Indenture”), each to be dated June 6, 2018  (the “Closing Date”) and entered into among the Issuer, the Asset Entities (as defined below) and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”).  The Issuer’s obligations under the Notes, including the due and punctual payment of interest on the Notes, will be irrevocably and unconditionally guaranteed (collectively with the HoldCo Guaranty (as defined below), the “Guarantees”) by the entity listed on Schedule I hereto (the “Original Asset Entity”) and additional subsidiaries the Issuer may from time to time acquire that own Tenant Site Assets and that satisfy specified conditions specified in the Indenture (the “Additional Asset Entities” and, collectively with the Original Asset Entity, the “Asset Entities”) pursuant to the Indenture, and by LMRK Guarantor Co III LLC, a Delaware limited liability company (the “Guarantor”) pursuant to the Guarantee and Security Agreement to be dated as of the Closing Date made by the Guarantor in favor of the Indenture Trustee (the “HoldCo Guaranty”).  This Agreement is to confirm the agreement concerning the purchase of the Notes from the Issuer by the Initial Purchaser.

On the Closing Date, the Issuer, in its capacity as the issuer of the Notes, and the Original Asset Entity, in its capacity of guarantor of the Notes, pursuant to the Indenture (each, an “Original Obligor”), and any other additional obligors (each an “Additional Obligor”), (collectively, the “Obligors”) and Landmark Infrastructure Partners GP LLC (the “Manager”) will enter into a management agreement (the “Management Agreement”) pursuant to which the Manager will perform, on behalf of the Asset Entities, those functions reasonably necessary to maintain, manage and administer the Tenant Site Assets.

On the Closing Date, Midland Loan Services, a division of PNC Bank, National Association, as servicer (the “Servicer”) will enter into a Servicing Agreement to which the Servicer will service and administer the Notes (the “Servicing Agreement”).  Together, this Agreement, the Indenture, the Notes, the HoldCo Guaranty, the Servicing Agreement, the Management Agreement, the Cash Management Agreement, and all other documents executed by the Guarantor or any Obligor in connection with the issuance of the Notes are referred to herein as the “Transaction Documents”.

As used herein, “Material Adverse Effect” shall mean, as to any entity, a material adverse effect on the condition (financial or other), business, properties or results of operations of such entity and its subsidiaries (taken as a whole), or a material adverse effect on the ability of such entity to perform its obligations under the Transaction Documents to which it is a party.

The Notes will be offered and sold to the Initial Purchaser without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the Securities Act.  The Issuer has prepared a preliminary offering memorandum dated May 16, 2018 (the “Preliminary Offering Memorandum”), a pricing supplement dated the date hereof substantially in the form attached hereto as Schedule II (the “Pricing Supplement”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and certain other information, and an offering memorandum dated the date hereof (the “Offering Memorandum”), setting forth information regarding the Obligors, the Guarantor, the Notes and the other Transaction Documents.  The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Supplement are collectively referred to as the “Pricing Disclosure Package”.  The Issuer hereby confirms that it has authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchaser.  “Applicable Time” means 10:00 a.m. (New York City time) on the date of this Agreement.

The Offering Memorandum, the Pricing Disclosure Package, the Investor Presentation, dated as of May 2018, which is attached hereto as Schedule IV (the “Investor Presentation”) and the documents and other information and materials, if any, listed on Schedule III are referred to collectively in this Agreement as the “Offering Materials”.  The Investor Presentation and the documents and other information and materials, if any, listed on Schedule III are referred to collectively in this Agreement as the “Marketing Materials”.

You have advised the Issuer that you will offer and resell the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”) and/or “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act or an entity owned entirely by other entities that fall within such paragraph (“Accredited Investors”) and (ii) outside the United States to certain persons who are not U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S.  As used herein, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S.  Those persons specified in clauses (i) and (ii) are referred to herein as “Eligible Purchasers” and the offer and resale to Eligible Purchasers as specified in clauses (i) and (ii) are referred to herein as “Exempt Resales.”

1.Representations and Warranties.  The Issuer and the Guarantor, jointly and severally, represent and warrant to, and agree with, the Initial Purchaser that, as of the date hereof or such other date as may be specified below and as of the Closing Date:

(a)The Preliminary Offering Memorandum (when read together with the information in Schedule II hereto) and the Marketing Materials (when read together with the Preliminary Offering Memorandum and the information in Schedule II hereto) as of their respective dates, and the Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date, will not, and the Offering Memorandum, as of its date and as of the Closing Date, will not, contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (a) do not apply to statements or omissions in the Preliminary Offering Memorandum or the Offering Materials based upon the “Purchaser Information” or the “Servicer Information” (each as defined below).

(b)The Pricing Disclosure Package and the Offering Memorandum have been prepared by the Issuer for use by the Initial Purchaser in connection with the Exempt Resales.

(c)Each of the Obligors and the Guarantor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is a party; and each of the Obligors and the Guarantor is duly qualified to do business and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so register or qualify does not have a Material Adverse Effect.

(d)On the Closing Date, the Indenture will have been duly authorized by the Obligors and the Notes will have been duly authorized by the Issuer and, when the Notes are issued pursuant to the Indenture and delivered and paid for pursuant to this Agreement, the Notes will have been duly executed, authenticated, issued and delivered; the Notes will be duly and validly issued and outstanding and entitled to the benefits provided by the Indenture and enforceable in accordance with their terms.  On the Closing Date, the Notes, the Indenture and the other Transaction Documents will conform in all material respects to the applicable descriptions thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum.

(e)On the Closing Date, each of the Obligors and the Guarantor will have duly authorized each Transaction Document to which it is a party and when executed and delivered by the Obligors and the Guarantor, as applicable, and the other parties thereto, such Transaction Document (other than this Agreement) will constitute its valid and legally binding agreement, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f)(i) The execution, delivery and performance by each of the Obligors and the Guarantor of its obligations under each Transaction Document to which it is a party will not (A) contravene any provision of its certificate of formation or limited liability company agreement, (B) conflict with or constitute a material breach of or violation or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any material portion of its property or assets pursuant to any agreement or other instrument binding upon it (except for those liens, charges or encumbrances granted or permitted pursuant to the Transaction Documents), or (C) conflict with, or constitute a violation of, any statute, rule or regulation of any governmental authority applicable to it or any judgment, order or decree of any governmental authority, self-regulatory organization, court or tribunal having jurisdiction over it, except in the cases of clauses (B) and (C) for such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect, and (ii) no consent, approval, authorization, certificate, permit or order of, or qualification, declaration or filing with, any governmental authority, self-regulatory organization, court or tribunal is required for the execution, delivery or performance by each of the Obligors and the Guarantor of each Transaction Document to which it is a party or the consummation of the transactions contemplated by this Agreement or in connection with the offering, issuance or sale of the Notes, except such as have been, or as of the Closing Date will have been, obtained and except such as may be required under state securities or “Blue Sky” laws in any jurisdiction in connection with the offer and sale of the Notes.

(g)None of the Obligors nor the Guarantor is in default under or in breach or violation of (nor has any event occurred which with notice, lapse of time, or both would constitute a breach or violation of, or default under): (i) its limited liability company agreement, (ii) any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject, (iii) any statute, rule or regulation of any governmental authority applicable to such Obligor or any of its properties or assets or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Obligor or any of its properties or assets, except in the case of clauses (ii) through (iv) for such breaches, violations or defaults which would not have a Material Adverse Effect.

(h)This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor.

(i)There are no legal or governmental proceedings pending or, to the best knowledge of the Issuer or the Guarantor after due inquiry, threatened, to which an Obligor or the Guarantor is a party or to which any of their respective properties are subject which would reasonably be expected to have a Material Adverse Effect.

(j)Assuming that the representations, warranties and covenants made by the Initial Purchaser in this Agreement are true and correct and have been and will be complied with, that the representations, warranties and covenants made by holders of the Notes are true and correct and have been and will be complied with and that the Notes are offered and sold in accordance with the Offering Memorandum and the Transaction Documents, the offering of the Notes will meet the requirements of Section 4(a)(2), Rule 144A or Regulation S of the Securities Act, as applicable, and no registration of the Notes under the Securities Act is required for the offer, sale and delivery of the Notes in the manner contemplated by this Agreement.

(k)Neither the Issuer nor any of its affiliates as defined in Rule 501(b) of Regulation D under the Securities Act (each, an “Affiliate”) or any person acting on its or their behalf (other than the Initial Purchaser and its Affiliates) has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Issuer and its Affiliates and any person acting on its or their behalf (other than the Initial Purchaser and its Affiliates, as to whom the Issuer and its Affiliates make no representation) have complied with the offering restrictions requirements of Rule 903 of Regulation S.  The Issuer has not entered into any contractual agreement with respect to the sale and distribution of the Notes, except for the arrangements with the Initial Purchaser for purchasing the Notes as contemplated by this Agreement.

(l)Neither the Issuer nor any of its Affiliates has, directly or through any agent, (A) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (B) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities Act) or sold, offered for sale or solicited offers to buy Notes in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(m)None of the Obligors or the Guarantor is currently or will be as a result of the offer and sale of the Notes and the use of proceeds therefrom (as described in the Offering Memorandum), required to register as an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”) based on the exemption set forth in Section 3(c)(5) thereof, although additional exemptions or exclusions may be available to the Issuer.

(n)The Issuer does not constitute a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).  In connection with the foregoing, the Issuer is relying upon the exemption from registration set forth in Section 3(c)(5) under the Investment Company Act, although additional exemptions or exclusions may be available to the Issuer.

(o)When the Notes are issued and delivered pursuant to the Indenture and this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A) as securities which are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a United States automated inter-dealer quotation system.

(p)The Issuer will take all reasonable precautions designed to ensure that any offer or sale, direct or indirect, of any Notes or any substantially similar security issued by the Issuer, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Issuer by the Initial Purchaser), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. Persons (as defined in Regulation S under the Securities Act) contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act.

(q)Based on the procedures set forth in the Indenture and herein, the Issuer has a reasonable belief that initial sales and subsequent transfers of beneficial interests in the Notes will be limited to persons who are Eligible Purchasers.

(r)The statements set forth in the Pricing Disclosure Package and the Offering Memorandum under the headings “Description of the Indenture and the Notes—Note Rates,” insofar as they purport to constitute a summary of the terms of the Notes and the Indenture, “The Management Agreement,” insofar as they purport to constitute a summary of the Management Agreement, “The HoldCo Guaranty,” insofar as they purport to constitute a summary of the terms of the HoldCo Guaranty, “Servicing and the Servicer” (other than with respect to the paragraphs under the heading “Servicing and the Servicer—The Servicer”), insofar as they purport to constitute a summary of the Servicing Agreement and under the heading “Certain Considerations for ERISA and Other U.S. Employee Benefit Plan Investors” insofar as they purport to describe matters of law or legal conclusions with respect thereto, are fair summaries and correct in all material respects.

(s)Subsequent to the date as of which information shall be given in the Offering Memorandum, there shall not have occurred any change, or any development involving a prospective change, which would reasonably be expected to result in a Material Adverse Effect with respect to the Guarantor, the Obligors or the Manager, except as set forth in or contemplated by the Pricing Disclosure Package and the Offering Memorandum.

(t)At the Closing Date, the Indenture Trustee will have a (i) either a (A) valid first mortgage lien on the real property interests of the Asset Entities in the Tenant Site Assets or (B) with respect to a Mortgaged Tenant Site Asset for which the related mortgage has been delivered to the applicable title insurance company, as contemplated by the final sentence in this subsection (s), but not yet recorded, endorsements or other title insurance coverage insuring the gap in time between closing and recording of such mortgages with respect thereto representing not less than 95% of the Annualized Net Cash Flow from the Mortgaged Tenant Site Assets (as defined in the Indenture) (to the extent that such lien may be perfected by filing a mortgage instrument); (ii) a perfected first priority security interest in and to, and perfected collateral assignments of, all personal property in connection therewith (including the rents and the Tenant Leases) located on the Mortgaged Tenant Site Assets (to the extent that such security interest may be perfected by filing a financing statement); (iii) the personal property and fixtures, if any, owned by the Asset Entities and associated with the Other Tenant Site Assets (as defined in the Indenture) (to the extent that such security interest may be perfected by filing a financing statement), (iv) the Asset Entities’ rights under the Tenant Leases, now existing, with respect to Site Space located on the Other Tenant Site Assets (to the extent that such security interest may be perfected by filing a financing statement), (v) all rights of the Obligors under the Management Agreement, (vi) the equity interests of the Issuer, (vii) the equity interests of each of the Asset Entities; (viii) all Reserve Accounts and (ix) all proceeds of the foregoing, in each case, except for such liens, encumbrances, equities or claims granted or permitted under the Transaction Documents.

(u)The Issuer has not relied on the Initial Purchaser for any tax, regulatory, accounting or other advice with respect to compliance with or registration under any statute, rule or regulation of any governmental, regulatory, administrative or other agency or authority.

(v)All of the limited liability company interests of the Issuer have been duly authorized and validly issued and are owned directly by the Guarantor, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims granted or permitted under the Transaction Documents.

(w)All of the limited liability company interests of the Original Asset Entity has been duly authorized and validly issued and are fully paid and non-assessable and are owned directly by the Issuer, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims granted or permitted under the Transaction Documents.

(x) All of the issued limited liability company interests of the Guarantor have been duly authorized and validly issued and are owned directly or indirectly by Landmark Infrastructure Operating Company LLC (the “Parent”), a Delaware limited liability company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims (i) permitted under the Transaction Documents, (ii) that will be discharged on the Closing Date or (iii) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)The Issuer has caused Landmark Infrastructure Partners LP to file a Form ABS-15G signed by a senior officer of Landmark Infrastructure Partners LP in charge of securitization, with the U.S. Securities and Exchange Commission (the “Commission”) containing the findings and conclusions of the Third-Party Due Diligence Report (defined below) conforming to the requirements of Rule 15Ga-2 under the Exchange Act (the “Form ABS 15G Report”), and has otherwise complied with the requirements of Rule 15Ga-2 under the Exchange Act with respect to the offering of the Notes.

(z)None of the Obligors nor the Guarantor has engaged, or caused any other person to engage, any third-party to provide “due diligence services” as defined under Rule 17g-10(d)(1) of the Exchange Act (“Due Diligence Services”) in connection with the offering of the Notes other than E&Y, who performed certain agreed-upon procedures in respect of the Collateral, and delivered to Landmark Infrastructure Partners LP and the Initial Purchaser a signed report on the findings and conclusions of such agreed-upon procedures addressed to Landmark Infrastructure Partners LP and the Initial Purchaser (the “Third-Party Due Diligence Report”) on or prior to May 18, 2018 and provided evidence to the Initial Purchaser of such filing. E&Y consented to the attachment of the Third-Party Due Diligence Report to the Form ABS-15G Report.

(aa)E&Y provided a Form ABS Due Diligence-15E in respect of the Due Diligence Services performed by it in connection with the offering of the Notes meeting all of the requirements of that form and the requirements of Rule 17g-10 under the Exchange Act (the “Form ABS-15E Certification”) to Landmark Infrastructure Partners LP on May 18, 2018; and Landmark Infrastructure Partners LP posted, or caused to be posted, the Form ABS- 15E Certification to the website established by Landmark Infrastructure Partners LP for purposes of compliance with Rule 17g-5 as required by Rule 17g-5(a)(3)(iii)(E) and promptly delivered the Form ABS-15E Certification to each nationally recognized statistical rating organization that has provided the written request for the Form ABS-15E Certification contemplated by Rule 17g-10(c)(1) or (2) under the Exchange Act as required by Rule 17g-10(c).

(bb)Landmark Infrastructure Partners LP has provided a written representation (the “17g-5 Representation”) to each nationally recognized statistical rating organization (within the meaning of the Exchange Act) hired to rate the Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and a copy of which has been delivered to the Initial Purchaser.  Landmark Infrastructure Partners LP has complied, and will comply, in all material respects with the 17g-5 Representation other than any breach of the 17g-5 Representation (i) that would not have a Material Adverse Effect on the Notes or (ii) arising from a breach by the Initial Purchaser of the representations, warranties and covenants set forth in Section 2 hereof.

(cc)Ernst & Young LLP (“E&Y”), who has delivered the initial letter referred to in Section 4(l) hereof, is an independent public accountant with respect to the Issuer, the Guarantor and the Asset Entities within the meaning of Rule 101 of the Rules of Conduct of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

(dd)None of the Issuer, the Guarantor nor any of their respective Affiliates has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(ee)As of the Closing Date, (A) the representations and warranties of each Obligor contained in the Transaction Documents to which such Obligor is a party will be true and correct in all material respects (although any representations and warranties which are qualified by “material”, “material adverse effect” or a similar term shall be true and correct in all respects) and are repeated herein as though fully set forth herein, (B) the representations and warranties of the Guarantor in the HoldCo Guaranty will be true and correct in all material respects (although any representations and warranties which are qualified by “material”, “material adverse effect” or a similar term shall be true and correct in all respects) and are repeated herein as though fully set forth herein and (C) the representations and warranties of the Manager in the Management Agreement will be true and correct in all material respects (although any representations and warranties which are qualified by “material”, “material adverse effect” or a similar term shall be true and correct in all respects) and are repeated herein as though fully set forth herein.

(ff)Each of the Pricing Disclosure Package and the Offering Memorandum, as of its respective date, contained or contains all of the information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act or such information will be made available upon request of a prospective purchaser of the Notes.

(gg)No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Pricing Disclosure Package or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(hh)No qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required in connection with the offer and sale of the Notes contemplated hereby or in connection with Exempt Resales.

(ii)The industry-related, tower-related and customer-related data and estimates included in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources which the Issuer believes to be reliable and accurate.

(jj)On and immediately after the Closing Date, none of the Obligors or the Guarantor (after giving effect to the issuance of the Notes and to the other transactions related thereto as described in the Offering Memorandum) will be insolvent within the meaning of the United States Bankruptcy Code and none of the Obligors or the Guarantor is the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no event of bankruptcy has occurred with respect to any of the Obligors or the Guarantor.

(kk)None of the Obligors or the Guarantor nor, to the knowledge of the Issuer, any director, officer, agent, employee or other person acting on behalf of any of the Obligors or the Guarantor, has (i) used any corporate or company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any “foreign official” (as defined in the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or foreign government employee from corporate or company funds; (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended, or any other applicable anti-corruption or anti-bribery laws or statutes or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official; and the Obligors, the Guarantor and, to the knowledge of the Issuer, their respective affiliates have conducted their respective businesses in compliance in all material respects with the FCPA, the Bribery Act 2010 of the United Kingdom, as amended, and any other applicable anti-corruption or anti-bribery laws or statutes, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith in all material respects.

(ll)The operations of the Obligors and the Guarantor are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering and terrorism financing statutes of all jurisdictions where the Obligators and the Guarantor conduct business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Obligors or the Guarantor with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

(mm)None of the Obligors or the Guarantor nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Obligors or the Guarantor is (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Russia, the Crimea region of Ukraine and Syria).  The Obligors, the Guarantor and their respective subsidiaries are not now knowingly engaged in any dealings or transactions with any individual or entity, or in any country or territory, that is the subject or target of Sanctions except pursuant to a general or specific license authorizing such dealings or transactions.

(nn)The Parent is the “sponsor” (as such term is defined in Regulation RR, 17 C.F.R. §246.1 et seq. (the “Risk Retention Rules”)) in connection with the transactions contemplated by the Transaction Documents and is the appropriate entity to comply, with all requirements imposed on the “sponsor” of a “securitization transaction” (as each such term is defined in the Risk Retention Rules) in accordance with the provisions of the Risk Retention Rules in connection with the transactions contemplated by the Transaction Documents.  On the Closing Date, the Parent or a “majority-owned affiliate” (as such term is defined in the Risk Retention Rules) of the Parent will hold an “eligible horizontal residual interest” (as such term is defined in the Risk Retention Rules) with respect to the transactions contemplated by the Transaction Documents in an amount equal to at least 5% of the fair value of all the “ABS interests” (as such term is defined in the Risk Retention Rules) the Issuer issued as part of the transactions contemplated by the Transaction Documents, determined as of the Closing Date using a fair value measurement framework under United States generally accepted accounting principles (such interest, the “Retained Interest”) and will hold the Retained Interest for the period during which it is required to do so under the Risk Retention Rules.

(oo)The Parent has provided, or has caused to be provided, a reasonable period of time prior to the sale of the Notes the disclosure required under 17 CFR 246(c)(1) and has otherwise complied with 17 CFR 246, as amended.

2.Offer and Sale of the Notes.  The Initial Purchaser has advised the Issuer that it will make an offering of the Notes for sale upon the terms and conditions set forth hereunder and on the terms set forth in the Pricing Disclosure Package and as soon as practicable (and, in the judgment of the Initial Purchaser, advisable) after the date of this Agreement.  The Issuer authorizes the Initial Purchaser to use the Offering Materials, as from time to time amended, supplemented or revised by or with the written consent of the Issuer, in connection with the offer and sale of the Notes.

3.Purchase and Delivery; Closing.  (a) In reliance upon the representations, warranties and covenants contained herein, but subject to the conditions hereinafter stated, the Issuer agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees, to purchase from the Issuer, the aggregate principal amount of the Notes set forth opposite its name on Schedule V hereto at the purchase prices set forth therein.

(b)Payment for the Notes shall be made by the Initial Purchaser in U.S. Dollars by wire transfer of the purchase price therefor as set forth in Schedule V in immediately available funds to the U.S. Dollar account or accounts to be designated by the Issuer not later than 10:00 a.m., New York City time, on the Closing Date or on such other date or at such other time as the Initial Purchaser and the Issuer may otherwise agree, against (A) delivery to the Indenture Trustee, as custodian for The Depository Trust Company (“DTC”), of (i) the Regulation S Global Notes representing all of the Regulation S Notes with respect to the Notes for the respective account of the DTC participants for Euroclear and Clearstream and (ii) the Rule 144A Global Notes representing all of the Rule 144A Notes with respect to the Notes and (B) delivery of the Individual Notes representing all of the Individual Notes with respect to the Notes, as directed by the Initial Purchaser, in each case, at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, on the Closing Date or in such other manner agreed upon by the Issuer and the Initial Purchaser.

4.Conditions to Closing.  The obligation of the Initial Purchaser under this Agreement to purchase the Notes will be subject to the accuracy as of the date hereof and the Closing Date (as if made at the Closing Date) of (i) each of the representations and warranties on the part of the Issuer and the Guarantor in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects), (ii) each of the statements of the authorized representatives of the Obligors made in any certificates pursuant to the provisions hereof, (iii) the performance by the Issuer and the Guarantor of its obligations hereunder and (iv) the following additional conditions precedent (which may be waived by the Initial Purchaser in its sole and absolute discretion):

(a)On the Closing Date, the Notes shall have been assigned respective ratings equal to or higher than the respective ratings set forth in the Offering Memorandum by Kroll Bond Rating Agency, Inc. (the “Rating Agency”) (or, if not rated by the Rating Agency, then so rated by Fitch Ratings, Inc., Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services).

(b)The Initial Purchaser shall have received on the Closing Date a certificate, dated the Closing Date, and signed by an authorized officer of the Issuer, to the effect (i) that the representations and warranties of the Obligors contained in the Transaction Documents to which each is a party are true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) as of the Closing Date and that the Obligors have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

(c)The Initial Purchaser shall have received on the Closing Date a certificate, dated the Closing Date, and signed by an authorized officer of the Manager, to the effect that the representations and warranties of the Manager contained in the Transaction Documents to which it is a party are true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) as of the Closing Date and that the Manager has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

(d)The Initial Purchaser shall have received on the Closing Date a certificate, dated the Closing Date, and signed by an authorized officer of the Guarantor, to the effect that the representations and warranties of the Guarantor contained in the Transaction Documents to which it is a party are true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) as of the Closing Date and that the Guarantor has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

(e)The Initial Purchaser shall have received on the Closing Date from Latham & Watkins LLP, U.S. counsel for the Obligors, the Guarantor and the Manager, (i) an opinion, dated the Closing Date, covering general corporate and enforceability matters, securities law matters and creation of security interests, (ii) a “negative assurance” letter, dated the Closing Date, with respect to the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of the date thereof and as of the date hereof and (iii) an opinion, dated the Closing Date, covering certain U.S. federal income tax matters, each in form and substance reasonably satisfactory to the Initial Purchaser.

(f)The Initial Purchaser shall have received on the Closing Date a “negative assurance” letter of  King & Spalding LLP, addressed to the Initial Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

(g)The Initial Purchaser shall have received on the Closing Date opinions of Richards, Layton & Finger, P.A., Delaware counsel for the Obligors, each dated the Closing Date, covering (i) perfection of security interests and other Delaware law matters in respect of the Manager, the Guarantor and the Obligors and (ii) true contribution and substantive nonconsolidation of the assets and liabilities of the Guarantor and the Obligors with those of the Manager and the Parent and its subsidiaries other than the Guarantor and the Obligors, each in form and substance reasonably satisfactory to the Initial Purchaser.

(h)The Initial Purchaser shall have received on the Closing Date an opinion of Seward & Kissel LLP, counsel to the Indenture Trustee and Backup Manager, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

(i)The Initial Purchaser shall have received on the Closing Date an opinion and “negative assurance” letter of Andrascik & Tita LLC, U.S. counsel to the Servicer, and in-house counsel of PNC Bank, National Association, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

(j)The Initial Purchaser shall have received copies of any opinions of counsel to any Obligor supplied to the Rating Agency relating to certain matters with respect to the Notes.  Any such opinions shall be dated the Closing Date and addressed to the Initial Purchaser or accompanied by reliance letters addressed to the Initial Purchaser.

(k)The Initial Purchaser shall have received from E&Y one or more agreed-upon procedures letters on or before the Closing Date relating to the Offering Materials, in form and substance reasonably satisfactory to the Initial Purchaser.

(l)[Reserved].

(m)The Transaction Documents shall have been executed and delivered by the parties thereto in form reasonably satisfactory to the Initial Purchaser and shall be in full force and effect, the representations and warranties of the parties thereto contained in the Transaction Documents, as applicable, shall be true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) and each of such parties shall have performed its obligations thereunder required to be performed on or prior to the Closing Date.

(n)The Initial Purchaser shall have received satisfactory evidence that the Issuer has issued the Notes and such Notes shall be eligible for clearance and settlement through DTC.

(o)The Issuer and DTC shall have executed and delivered the letter of representations with respect to the Notes in form reasonably satisfactory to the Initial Purchaser.

(p)The Initial Purchaser shall have received payment in immediately available funds of the fees and expenses described in Section 7 herein.

(q)On or prior to the Closing Date, the organizational documents of each Obligor shall limit its purposes and contain certain other provisions consistent with the criteria of the Rating Agency for special purpose entities, and such documents shall be furnished to the Initial Purchaser and shall be reasonably satisfactory to the Initial Purchaser and counsel for the Initial Purchaser.

(r)There shall not have occurred any change, or any development involving a prospective change, in the condition (financial or other), or in the business or results of operations, of any Obligor or the Guarantor, or in the Collateral, except as set forth in or contemplated by the Offering Memorandum and the Pricing Disclosure Package, since the date as of which information shall be given in the Offering Memorandum and the Pricing Disclosure

Package, the effect of which is, individually or in the aggregate, in the reasonable judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, the sale or the delivery of the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.

(s)The Issuer shall have furnished the Initial Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchaser may reasonably request, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to counsel for the Initial Purchaser.

(t)No stop order suspending the sale of the Notes in any jurisdiction, no order or decree preventing or suspending the use of the Offering Materials, and no order asserting that the Notes are subject to the registration requirements of the Securities Act shall have been issued and no proceeding related to any of the foregoing shall have been commenced or shall be pending or threatened.

(u)The Initial Purchaser shall not have discovered and disclosed to the Issuer on or prior to the Closing Date that the Pricing Disclosure Package or the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchaser, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)The Initial Purchaser shall have received evidence reasonably satisfactory to the Initial Purchaser and its counsel, that on or reasonably following the Closing Date, all Deeds of Trust (as defined in the Indenture) with respect to the Mortgaged Tenant Site Assets (as defined in the Indenture) and all UCC-1 financing statements required to be filed on or prior to the Closing Date pursuant to the Transaction Documents have been or will be reasonably following the Closing Date filed, and that all taxes, fees and other governmental charges in connection with such filings and the execution and delivery of the Transaction Documents payable by any Obligor that are due on or before the Closing Date have been paid or will be paid at or prior to the Closing Date.

(w)There shall exist at and as of the Closing Date no condition that would constitute an Event of Default (as defined in the Indenture) under the Indenture  as in effect at the Closing Date.

5.Covenants of the Issuer and the Guarantor.  In further consideration of the agreements of the Initial Purchaser herein contained, each of the Issuer and the Guarantor covenants to cause each of the Obligors, and each of the Issuer and the Guarantor covenants, as follows:

(a)To furnish the Initial Purchaser, without charge, as many copies of the Offering Memorandum and any supplements and amendments thereto as the Initial Purchaser may reasonably request.

(b)During the Offering Period (defined below), before amending or supplementing the Offering Memorandum, to furnish the Initial Purchaser a copy of each such proposed amendment or supplement, and to make no such proposed amendment or supplement to which the Initial Purchaser reasonably object.

(c)If, during such period commencing the date hereof and ending on the earlier of (x) thirty (30) days after the Closing Date and (y) the date on which the Initial Purchaser has notified the Issuer of the completion of the initial resale of the Notes (the “Offering Period”) any event shall occur or condition shall exist that makes it necessary to amend or supplement the Offering Memorandum (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances when such Offering Memorandum (as then amended or supplemented) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, to (i) prepare and furnish, at its own expense, to the Initial Purchaser, either amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading, so that the Offering Memorandum will comply with applicable law, or that, in the opinion of the Initial Purchaser, may be reasonably necessary to enable the Initial Purchaser to sell the Notes purchased by it subject to the approval of the Initial Purchaser’s counsel and (ii) instruct the Initial Purchaser promptly to suspend the sale of Notes until such amendments or supplements are prepared and furnished to the Initial Purchaser.

(d)Promptly to take such action as the Initial Purchaser shall reasonably request to qualify the Notes for offer and sale under the securities laws of such jurisdictions as the Initial Purchaser may request and to maintain such qualifications in effect during the Offering Period, except that the Issuer shall not be required in connection therewith to qualify as a foreign limited liability company nor to execute a general consent to service of process in any state.

(e)So long as the Notes are outstanding, not to become or own or control an investment company required to be registered under the Investment Company Act.

(f)Neither the Issuer nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of the Notes or any security (as defined in the Securities Act) which (i) is or will be integrated with the sale of the Notes in a manner which would require the registration of the Notes under the Securities Act or (ii) would cause the offer and sale of the Notes pursuant to this Agreement to fail to be entitled to the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

(g)To not solicit any offer to buy, offer, sell, contract to sell or otherwise dispose of Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(h)To comply with all of its covenants contained in the Indenture and the other Transaction Documents.

(i)That neither the Issuer nor any of its Affiliates or any person acting on its or their behalf (other than the Initial Purchaser and its Affiliates) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Issuer and its Affiliates and each person acting on their behalf (other than the Initial Purchaser and its Affiliates) will comply with the offering restrictions requirements of Rule 903 of Regulation S.  In addition, the Issuer will not enter into any contractual agreement with respect to the distribution of the Notes except for this Agreement.

(j)During the Offering Period, to extend to each prospective investor the opportunity to ask questions of, and receive answers from, the Issuer concerning its business, management and financial affairs, and the Notes and the terms and conditions of the offering thereof, and to obtain any information such prospective investors may consider necessary in making an informed investment decision or in order to verify the accuracy of the information set forth in the Offering Memorandum, to the extent the Issuer possesses the same or can acquire it without unreasonable effort or expense.

(k)During the Offering Period, not to solicit any offer to buy from or offer to sell to any person any Notes except through the Initial Purchaser.

(l)So long as any of the Notes are Outstanding, and the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a person in whose name a Note is registered (a “Noteholder”), the Issuer shall provide such Noteholder and a prospective purchaser designated by such Noteholder the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(m)Not to knowingly offer the Notes in or to their own or any affiliated participant-directed employee plan.

(n)To assist the Initial Purchaser in arranging for the Notes to be eligible for clearance and settlement through DTC.

(o)To use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Notes.

(p)(A) During the Offering Period, to advise the Initial Purchaser promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Pricing Disclosure Package or the Offering Memorandum untrue or which requires the making of any additions to or changes in the Pricing Disclosure Package or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) to advise the Initial Purchaser promptly of any order preventing or suspending the use of the Pricing Disclosure Package or the Offering Memorandum, of any suspension of the qualification of the Notes for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose and (C) to use commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of the Pricing Disclosure Package or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time.

(q)Until the expiration of the Offering Period, not to, directly or indirectly, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of, any securities issued by the Issuer or any other securities backed by tenant site assets and related leases and licenses owned by the Issuer, any Asset Entity or any other subsidiary of the Parent, except with the prior written consent of the Initial Purchaser.

(r)In connection with the offering of the Notes, during the Offering Period, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Notes or attempt to induce any person to purchase any Notes; and not, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating, actual or apparent, active trading in or raising the price of the Notes.

(s)To the extent the ratings to be provided with respect to the Notes as set forth in the Offering Memorandum by the Rating Agency are conditional upon the furnishing of documents or taking of any other actions by the Issuer or any of its affiliates, to furnish such documents and take any such other action.

(t)The Parent will provide, or will cause to be provided, a reasonable period of time after the sale of the Notes, the disclosures required under 17 CFR 246 4(c)(1) and to otherwise comply with the Risk Retention Rules and will not assign, transfer or hedge the Retained Interest in violation of the Risk Retention Rules.

(u)To comply with the representation made by the Issuer to the Rating Agency pursuant to paragraph (a)(3)(iii)(A) through (D) (the “17g-5 Representation”) of Rule 17g-5 under the Exchange Act other than any breach of the 17g-5 Representation (A) that would not have a Material Adverse Effect on the Notes or (B) arising from a breach by the Initial Purchaser of the representations, warranties and covenants set forth in Section 8 hereof.

(v)The Issuer shall promptly cause to be delivered the Form ABS-15E Certification to each nationally recognized statistical rating organization that has provided the written request for the Form ABS-15E Certification contemplated by Rule 17g-10(c)(2) under the Exchange Act as required by Rule 17g-10(c).

6.Supplemental Disclosure Documents.  (a) Except as listed on Schedule III, each of the Issuer and the Guarantor represents and agrees that, without the prior written consent of the Initial Purchaser, it has not made and will not make any offer relating to the Notes by means of a written communication that, if the offering of the Notes contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (any such written communication is hereinafter referred to as a “Issuer Supplemental Disclosure Document”);

(b)The Initial Purchaser represents and agrees that, without the prior consent of the Issuer, other than communications, in each case, which would not be required to be filed with the Commission if the offering of the Notes contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, it has not made and will not make any offer relating to the Notes by means of a written communication that, if the offering of the Notes contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act (any such written communication (other than any such term sheets) is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(c)Any Issuer Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document, the use of which has been consented to by the Issuer, and the Initial Purchaser is listed on Schedule III hereto.

7.Fees and Expenses.  The Issuer and the Guarantor agree with the Initial Purchaser that the Issuer and the Guarantor, jointly and severally, will be responsible, whether or not any sale of the Notes is consummated, for all expenses incident to the performance of its obligations under this Agreement and each other Transaction Document, including, without limitation: (i) the preparation and printing of the Offering Materials, (ii) all reasonable fees and expenses in connection with the qualification of the Notes for offering and sale under applicable securities laws as provided herein, including any “Blue Sky” and legal investment memoranda and any other agreements or documents in connection with the offering, purchase, sale and delivery of the Notes, (iii) the reasonable fees and disbursements of  Latham & Watkins LLP and Richards, Layton & Finger, P.A., counsel to the Obligors, the Guarantor and the Manager, and King & Spalding LLP, counsel to the Initial Purchaser, (iv) the fees and disbursements of the Issuer’s accountants, the Indenture Trustee and the Backup Manager (including the reasonable fees and disbursements of its counsel) and the Servicer (including the reasonable fees and disbursements of its counsel), (v) the fees and expenses incurred in connection with obtaining ratings for the Notes required or expected to be rated as of the Closing Date as specified in the Offering Memorandum, (vi) all reasonable costs and expenses incurred in conducting meetings with prospective investors, (vii) all fees and expenses incurred in connection with the organization of the Guarantor and any of the Obligors, as applicable (viii) the cost of compliance with Rule 17g-5 and the 17g-5 Representation and (ix) all costs and expenses incurred in the issuance and delivery of the Notes and preparation of this Agreement and any other Transaction Documents and all other documents relating to the issuance, purchase and sale of the Notes, this Agreement and any other Transaction Documents.  The payment of any such amounts by an affiliate of the Issuer or the Guarantor will discharge the obligations under this Section 7.

8.Offering of Notes; Restrictions on Transfer; Certain Agreements of the Initial Purchaser.  (a) The Initial Purchaser represents and warrants that it is an Accredited Investor.  The Initial Purchaser acknowledges that the Notes have not been and will not be registered under the Securities Act or any applicable state securities laws and may not be offered, sold or delivered within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S to persons who are Non-U.S. Persons, under Rule 144A or to persons that are Accredited Investors under Rule 501 of Regulation D of the Securities Act.  The Initial Purchaser represents and agrees that it has offered, sold and delivered the Notes and will offer, sell and deliver the Notes as part of its distribution at any time only in accordance with (A) Regulation S, (B) Rule 144A to persons whom it reasonably believes to be QIBs, or to persons it reasonably believes to be acting as a fiduciary or agent for a QIB, and who can make the representations found in “Notice to Investors” of the Offering Memorandum or (C) a transaction exempt from registration under the Securities Act to persons that it reasonably believes are Accredited Investors under Rule 501 of Regulation D of the Securities Act who deliver the certifications required pursuant to the Offering Memorandum and the Indenture.

(b)The Initial Purchaser represents and agrees that neither it nor its Affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Notes, and the Initial Purchaser, its Affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S.  The Initial Purchaser agrees that, at or prior to confirmation of any sale of Notes made in reliance on Regulation S, the Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases such Notes from it during the applicable restricted period a written confirmation or notice containing substantially the following statement:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN THE CASE OF A PURCHASER OF SERIES 2018-1 NOTES IN CERTIFICATED FORM ONLY, TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) OF REGULATION D OR AN ENTITY OWNED ENTIRELY BY OTHER

ENTITIES THAT ARE ACCREDITED INVESTORS UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.”

The Initial Purchaser acknowledges that initial sales and resales of the Notes are restricted as described under the Offering Memorandum and agrees that it will offer, sell and deliver the Notes in compliance with such restrictions.

(c)The Initial Purchaser agrees that it will not offer, sell or deliver the Notes issued by the Issuer hereunder by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(d)The Initial Purchaser represents and warrants to the Issuer that in relation to each Member State of the European Economic Area (the “EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”), it has represented and agreed that the Notes are not intended to be offered, sold or otherwise made available to any retail investor in the EEA.  For these purposes, a retail investor means a person who is one (or more) of the following:

(A)a retail client as defined in point (11) of Article 4(1) of Directive 2014/64/EU (as amended, “MiFID II”); or

(B)a customer within the meaning of Directive 2002/92/EC as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C)not a qualified investor as defined in Directive 2003/71/EC (as amended (including the amendments made by Directive 2010/73/EU), the “Prospectus Directive”).  Consequently, the Initial Purchaser has represented and agreed that no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.  Each person in a Relevant Member State who receives any communication in respect of, or who acquires any Notes under, the offering contemplated in the Offering Memorandum will be deemed to have represented, warranted and agreed to and with the Initial Purchaser and us that:

(1)it is a qualified investor as defined under the Prospectus Directive;

(2)in the case of any Notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the Notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in the circumstances in which the prior consent of the Initial Purchaser has been given to the offer or resale or (ii) where Notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of such Notes to it is not treated under the Prospectus Directive as having been made to such persons.

(e)The Initial Purchaser represents and warrants to the Issuer that it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes, in circumstances in which section 21(1) of the FSMA does not apply to the Issuer

(f)The Initial Purchaser represents, warrants and agrees with respect to offers and sales outside the United States that (i) it understands that no action has been or will be taken in any jurisdiction by the Initial Purchaser or the Issuer that would permit a public offering of the Notes, or possession or distribution of the Offering Memorandum or any other offering or public material relating to the Notes in any country or jurisdiction where action for that purpose is required; and (ii) the Initial Purchaser will comply with all applicable securities laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes the Offering Memorandum or any such other material.

(g)The Initial Purchaser has not, and prior to the later to occur of (A) the Closing Date and (B) completion of the initial distribution of the Notes by the Initial Purchaser, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Pricing Disclosure Package, the Offering Memorandum, and the Marketing Materials, (ii) any written communication that does not contain “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Marketing Materials, (iii) any written communication prepared by the Initial Purchaser and approved by the Issuer in writing or (iv) any written communication (including Bloomberg announcements) relating to or that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the Pricing Disclosure Package, the Offering Memorandum or the Marketing Materials.

9.Indemnification and Contribution.  (a) The Issuer and the Guarantor, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under direct or indirect common control with, or is directly or indirectly controlled by, the Initial Purchaser and the respective directors, officers, agents and employees of each such person and the Initial Purchaser (each, an “Indemnified Party”), from and against any and all expenses, losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Indemnified Party in connection with defending or investigating any such action or claim) (x) which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or any other Offering Materials or arise out of or are based upon any omission or alleged omission in the Pricing Disclosure Package or any other Offering Materials (when read together with the Pricing Disclosure Package) or in any materials published or disseminated by the Issuer or its Affiliates to potential Investors in connection with the offering of Notes of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities in this clause (x) are caused by any such untrue statement or omission or alleged untrue statement or omission in (i) the Purchaser Information (as defined below) or (ii) the information set forth in the Preliminary Offering Memorandum or the Offering Memorandum under the heading “Servicing and the Servicer – The Servicer” (the “Servicer Information”) or (y) which arise from, or in relation to, the preparation and recording of any mortgages or other security instruments in connection with the offering and issuance of the Notes except insofar as such losses, claims, damages or liabilities in this clause (y) are caused by the bad faith, gross negligence, willful misconduct or illegal acts of any Indemnified Party or (z) which arise from a breach of the representations and warranties of the Issuer or the Guarantor in Section 1(x) or (y).  Notwithstanding any provision herein to the contrary, neither the Issuer nor the Guarantor shall be liable hereunder to any Indemnified Party in respect of any expenses, losses, claims, damages or liabilities that are finally and non‑appealably judicially determined to have resulted primarily and directly from the gross negligence or willful misconduct of an Indemnified Party.

(b)The Initial Purchaser agrees to indemnify and hold harmless each of the Issuer and the Guarantor, its officers, authorized representatives and directors, each person, if any, who controls such person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under direct or indirect common control with, or is directly or indirectly controlled by, the Issuer or the Guarantor, and the respective directors, officers, agents and employees of each such person and the Issuer and the Guarantor to the same extent as the foregoing indemnity from the Issuer and the Guarantor to the Initial Purchaser pursuant to clause (a) above, but only with reference to the following information furnished to the Issuer and the Guarantor by the Initial Purchaser for use in the Preliminary Offering Memorandum and the Offering Memorandum: (i) the second sentence of the last paragraph of the cover page of the Preliminary Offering Memorandum and the Offering Memorandum, (ii) the first and last sentences of the second paragraph under “Offering of Notes” in the Preliminary Offering Memorandum and the Offering Memorandum, (iii) the second sentence of the sixth paragraph under “Offering of Notes” in the Preliminary Offering Memorandum and the Offering Memorandum and (iv) the seventh paragraph under “Offering of Notes” in the Preliminary Offering Memorandum and the Offering Memorandum (clauses (i) through (iv) collectively, the “Purchaser Information”).

(c)In the event any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of paragraph (a) or (b) above, (i) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing of the commencement thereof (provided, that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under paragraph (a) or (b)  above except to the extent the indemnifying party shall have been prejudiced by the omission so to notify and shall not affect any obligation or liability the indemnifying party has to the indemnified party other than under paragraph (a) or (b) above) and (ii) the indemnifying party shall have the right to assume the defense thereof with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel and payment of reasonable legal fees and expenses thereto or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnifying party shall have been advised that there exists an actual or potential conflict of interest in connection with the representation of both parties by the same counsel (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party); provided that such indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations which do not give rise to any actual or potential conflict among the indemnified party, be liable for fees and expenses of more than one counsel and one local counsel in each applicable jurisdiction at any time for all indemnified parties and such counsel shall to the extent consistent with its professional responsibilities cooperate with the indemnifying party and any counsel designated by the indemnifying party.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Initial Purchaser in the case of parties indemnified pursuant to paragraph (a) above and by the Issuer in the case of parties indemnified pursuant to paragraph (b) above.  In the event the indemnifying party fails to reimburse the indemnified party within 45 days of receipt of any invoice submitted by the indemnified party, the invoiced amount shall be immediately due and payable and the indemnifying party shall reimburse the indemnified party such fees together with interest on the outstanding invoiced amount(s) at the then-prevailing prime rate (such rate to be reset daily) which shall accrue from the 46th day following receipt of such invoice.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, such consent not to be unreasonably withheld or delayed, but if settled with such consent or if there be a final, non-appealable judgment for the plaintiff, the indemnifying party agrees to promptly indemnify the indemnified party from and against any loss or liability by reason of such settlement or final judgment.  Notwithstanding the preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph (c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party (which shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)To the extent the indemnification provided for in paragraph (a) or (b) of this Section 9 is unavailable to any indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such expenses, losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor, on the one hand and the Initial Purchaser on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantor, on the one hand and the Initial Purchaser on the other hand in connection with the statements, actions or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Issuer and the Guarantor, on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Notes, shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received directly by the Issuer, on the one hand and the total fees, discounts and commissions received by the Initial Purchaser in respect thereof on the other hand bear to the aggregate offering price of the Notes.  The relative fault of the Issuer and the Guarantor, on the one hand and of the Initial Purchaser on the other hand shall be determined by reference to, among other things, (i) in the case of any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Issuer or the Guarantor, on the one hand or by the Initial Purchaser on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, whether such action or omission was taken or omitted to be taken by the Issuer or the Guarantor, on the one hand or by the Initial Purchaser on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission.

(e)The Issuer, the Guarantor and the Initial Purchaser agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an indemnified party as a result of the expenses, losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial sale of such Notes were offered to investors exceeds the purchase price the Initial Purchaser paid to the Issuer for such Notes plus any other fees paid to the Initial Purchaser in connection with the transactions contemplated herein which have not been credited to such excess.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  No indemnified party shall be entitled to contribution from an indemnifying party in respect of any losses, claims, damages or liabilities arising out of the bad faith, gross negligence, willful misconduct or illegal acts of any indemnified party.

The indemnity and contribution provisions contained in this Section 9 and the representations and warranties of the parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser or any person directly or indirectly controlling or controlled by the Initial Purchaser or under direct or indirect common control with the Initial Purchaser or by or on behalf of the Issuer or the Guarantor, authorized representatives, officers or directors or any person controlling the Issuer or the Guarantor or (iii) acceptance of any payment for any of the Notes.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity or under any other agreement between the parties. In no event, regardless of the legal theory advanced, shall the Guarantor, the Issuer or the Initial Purchaser be liable for any consequential, indirect, incidental or special damages of any nature.

10.Termination.  (a) The Initial Purchaser, in its absolute discretion, may terminate this Agreement by notice to the Issuer, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National

Market, the Chicago Board of Options Exchange or the Chicago Board of Trade, (ii) trading of the Common Stock of Landmark Infrastructure Partners LP shall have been suspended on any exchange, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities, or (v) there shall have occurred any outbreak or escalation of hostilities, any calamity, crisis or emergency, or change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) that, in the judgment of the Initial Purchaser, is material and adverse, and which singly or together with any other event specified in this clause (v), makes it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offer, sale or delivery of and payment for the Notes on the terms and in the manner contemplated in the Offering Memorandum or that, in the judgment of the Initial Purchaser, would materially and adversely affect the financial markets or the markets for the Notes.

(b)Without limiting the obligations of the Issuer and the Guarantor under Section 7 hereof, if this Agreement shall be terminated by the Initial Purchaser because of (i) any failure or refusal on the part of the Issuer or the Guarantor, as applicable, to comply in any material respect with the terms or to fulfill any of the conditions of this Agreement, (ii) termination of this Agreement pursuant to Section 10(a) hereof or (iii) the Issuer’s or the Guarantor’s inability to perform its respective obligations under this Agreement for any reason and in any respect (other than as a result of a default by the Initial Purchaser hereunder), the Issuer and the Guarantor shall be obligated to reimburse the Initial Purchaser for all reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) incurred by the Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.

11.Default of the Initial Purchaser.  Without limiting any other right or remedy which may be available to the Issuer under applicable law, if the Initial Purchaser shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder, the Issuer may in its discretion arrange for another party or parties to purchase such Notes on the terms contained herein and the Issuer may terminate this Agreement via notice to the Initial Purchaser, except for provisions which expressly survive the termination of this Agreement in accordance with the provisions hereof.

12.Submission to Jurisdiction, Waiver of Immunity, Venue, Consequential Damages.  (a) The Issuer, the Guarantor and the Initial Purchaser irrevocably submit to the jurisdiction of the United States Federal Court sitting in the Borough of Manhattan, the City of New York or, if such federal courts do not have subject matter or diversity jurisdiction for a particular proceeding, in the state courts sitting in the City of New York, Borough of Manhattan in respect of any suit, action or proceeding arising out of or relating to this Agreement (“Related Proceedings”), the Offering Materials or the Notes.  Service of any process, summons, notice or document by mail to such party’s address set forth herein shall be effective service of process for any Related Proceedings.  Each of the Issuer, the Guarantor and the Initial Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and any right it may have to claim or recover any special, exemplary, punitive or consequential damages, whether in connection with any legal action or proceeding referred to in this Section 12, any claim for indemnification or contribution under Section 9 or otherwise.

(b)Each of the Issuer, the Guarantor and the Initial Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such respective courts referred above.

13.Status of the Initial Purchaser with Respect to Notes.  Nothing contained in this Agreement (i) shall prevent the Initial Purchaser from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities or (ii) shall be construed in any way as precluding or restricting other rights of the Initial Purchaser to sell or offer for sale any securities issued by any person, including securities similar to, or competing with, any of the Notes.

14.Survival.  The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Issuer and the Guarantor and their officers and directors and the Initial Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect (in the case of the Issuer and the Guarantor, regardless of any investigation or any statements as to the results thereof made by or on behalf of the Initial Purchaser or any officer, director, employee or controlling person of the Initial Purchaser) and will survive delivery of and payment for the Notes.  The provisions of Sections 7, 9, 10(b) and 17 shall survive the termination of this Agreement.

15.Notices.  All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be sufficient in all respects if delivered, sent by registered mail, telecopied (with a copy by registered mail) and confirmed to (i) RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Donald Sivick, with a copy to King & Spalding LLP, 1185 Avenue of the Americas, New York, New York, Attention: Michael Urschel, Esq., and (ii) if sent to the Issuer or the Guarantor, shall be sufficient in all respects if delivered, sent by registered mail, telecopied or telegraphed and confirmed to Landmark Infrastructure Partners LP, 2141 Rosecrans Ave #2100, El Segundo, California 90245, Attention: George Doyle, with copies to Landmark Infrastructure Partners LP, 2141 Rosecrans Ave #2100, El Segundo, California 90245, Attention: Legal Department and Latham & Watkins LLP, 885 3rd Ave,  New York, New York 10022, Attention: Loren Finegold, Esq.  Any party may change the address at which it is to receive notices to another address in the United States at which business is conducted (and not a post-office box or other similar receptacle), by giving notice of such change of address.  This provision shall not invalidate or impose additional requirements for the delivery or effectiveness of any notice (i) given in accordance with applicable statutes or rules of court, or (ii) by service of process in accordance with applicable law.

16.Miscellaneous.  (a)  If this Agreement is executed by or on behalf of any party hereto by a person acting under a power of attorney given him by such party, such person hereby states that at the time of execution hereof he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

(b)This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

(c)This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, with respect to Section 9 hereof, the officers, directors and controlling persons thereof, and no other person will have any right or obligation hereunder.

(d)The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof.

(e)THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

17.Limited Recourse.  The Initial Purchaser agrees not to institute against the Issuer, the Guarantor or any other Obligor any insolvency, bankruptcy, reorganization, liquidation or similar proceedings in any jurisdiction until one year or, if longer, the applicable preference period then in effect, and one day shall have elapsed since the final payments to the holders of the Notes.

18.No Fiduciary Duty.  Each of the Issuer and the Guarantor acknowledge and agree that in connection with this offering of the Notes or any other services the Initial Purchaser may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchaser: (i) no fiduciary or agency relationship between the Issuer and the Guarantor and any other person, on the one hand, and the Initial Purchaser, on the other, exists; (ii) the Initial Purchaser is not acting as advisor, expert or otherwise, to the Issuer and the Guarantor, and such relationship between the Issuer and the Guarantor, on the one hand, and the Initial Purchaser, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Initial Purchaser may have to the Issuer and the Guarantor shall be limited to those duties and obligations specifically stated herein; and (iv) the Initial Purchaser and its respective affiliates may have interests that differ from those of the Issuer and the Guarantor.  Each of the Issuer and the Guarantor hereby waives any claims that such person may have against the Initial Purchaser with respect to any breach of fiduciary duty in connection with the offering of the Notes.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this Agreement shall represent a binding agreement among the Issuer, the Guarantor and the Initial Purchaser.

Very truly yours,

LMRK ISSUER CO III LLC, as Issuer

By:	/s/ Josef Bobek
	Name:	Josef Bobek
	Title:	Authorized Signatory

LMRK GUARANTOR CO III LLC, as Guarantor

By:	/s/ Josef Bobek
	Name:	Josef Bobek
	Title:	Authorized Signatory

Solely with respect to Sections 1(nn) and 1(oo) hereof:

Landmark Infrastructure Operating Company LLC, as Parent

By:	/s/ Josef Bobek
	Name:	Josef Bobek
	Title:	Authorized Signatory

Signature Page to Note Purchase Agreement

Accepted at New York, New York
as of the date first above written.

RBC CAPITAL MARKETS, LLC, in its capacity as Initial Purchaser

By:	/s/ Nicholas Rogers
	Name:	Nicholas Rogers
	Title:	Director

Signature Page to Note Purchase Agreement

SCHEDULE I

ASSET ENTITY

LMRK PropCo 3 LLC

Signature Page to Note Purchase Agreement

SCHEDULE II

PRICING SUPPLEMENT

See Attachment.

PRICING TERM SHEET

LMRK ISSUER CO III LLC

Pricing Supplement dated May 25, 2018 to the

Preliminary Offering Memorandum dated May 16, 2018

$95,530,000 SERIES 2018-1 SECURED TENANT SITE CONTRACT REVENUE NOTES, CLASS C

$13,180,000 SERIES 2018-1 SECURED TENANT SITE CONTRACT REVENUE NOTES, CLASS D

$16,730,000 SERIES 2018-1 SECURED TENANT SITE CONTRACT REVENUE NOTES, CLASS F

Class:	C
Amount:	$95,530,000
Price to Investors:	99.99520%
Note Rate:	3.97%
Post-ARD Note Spread:	1.25%
Yield:	4.004%
Rating (KBRA):	A-(sf)
Trade Date:	May 25, 2018
Settlement Date:	June 6, 2018 (T+7)
Initial Purchaser:	RBC Capital Markets, LLC
Weighted Average Life:	4.84 years
Month of Anticipated Repayment Date:	June 2023
Month of Rated Final Payment Date:	June 2048
First Monthly Payment Date:	July 15, 2018
Rule 144A CUSIP/ISIN Numbers:	50209L AA5 / US50209LAA52
Reg. S CUSIP/ISIN Numbers:	U5389L AA8 / USU5389LAA80

Class:	D
Amount:	$13,180,000
Price to Investors:	99.96675%
Note Rate:	4.70%
Post-ARD Note Spread:	2.00%
Yield:	4.754%
Rating (KBRA):	BBB-(sf)
Trade Date:	May 25, 2018
Settlement Date:	June 6, 2018 (T+7)
Initial Purchaser:	RBC Capital Markets, LLC
Weighted Average Life:	4.84 years
Month of Anticipated Repayment Date:	June 2023
Month of Rated Final Payment Date:	June 2048
First Monthly Payment Date:	July 15, 2018
Rule 144A CUSIP/ISIN Numbers:	50209L AB3 / US50209LAB36
Reg. S CUSIP/ISIN Numbers:	U5389L AB6 / USU5389LAB63

Class:	F
Amount:	$16,730,000
Price to Investors:	99.97255%
Note Rate:	5.92%
Post-ARD Note Spread:	3.25%
Yield:	6.000%
Rating (KBRA):	BB-(sf)
Trade Date:	May 25, 2018
Settlement Date:	June 6, 2018 (T+7)
Initial Purchaser:	RBC Capital Markets, LLC
Weighted Average Life:	4.84 years
Month of Anticipated Repayment Date:	June 2023
Month of Rated Final Payment Date:	June 2048
First Monthly Payment Date:	July 15, 2018
Rule 144A CUSIP/ISIN Numbers:	50209L AC1 / US50209LAC19
Reg. S CUSIP/ISIN Numbers:	U5389L AC4 / USU5389LAC47

RBC Capital Markets, LLC will be Sole Structuring Advisor and Lead Bookrunning Manager in addition to acting as the initial purchaser of the Notes under the Purchase Agreement.

SunTrust Robinson Humphrey, Inc. will be a Co-Manager but will not be an initial purchaser of the Notes under the Purchase Agreement.

The information presented in the Preliminary Offering Memorandum (including financial information) is deemed to have changed to the extent  affected by the changes described herein.

This Pricing Supplement (this “Pricing Supplement”) is qualified by its entirety by reference to the Preliminary Offering Memorandum, dated May 16, 2018, of LMRK Issuer Co III LLC (the “Preliminary Offering Memorandum”).  The information in this Pricing Supplement supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.  Capitalized terms used herein without definition have the meanings set forth in the Preliminary Offering Memorandum.

THE NOTES DO NOT REPRESENT OBLIGATIONS OF ANY OF THE PARENT, THE MANAGER, THE BACKUP MANAGER, THE INITIAL PURCHASER, THE SERVICER, THE INDENTURE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES (OTHER THAN THE OBLIGORS AND THE GUARANTOR). THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, OR BY ANY OTHER PERSON OTHER THAN AS SPECIFIED HEREIN. THE NOTES ARE PAYABLE SOLELY FROM THE ASSETS AND CASH FLOW OF THE OBLIGORS, AND PROSPECTIVE INVESTORS SHOULD MAKE AN INVESTMENT DECISION BASED UPON AN ANALYSIS OF THE SUFFICIENCY OF THE FOREGOING.

THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE BEING OFFERED AND SOLD IN THE UNITED STATES ONLY TO QUALIFIED INSTITUTIONAL BUYERS IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT AND TO PERSONS THAT ARE ACCREDITED INVESTORS WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND OUTSIDE THE

UNITED STATES TO CERTAIN NON-U.S. PERSONS IN TRANSACTIONS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT. PROSPECTIVE PURCHASERS ARE HEREBY NOTIFIED THAT THE SELLER OF THE NOTES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A. THE NOTES ARE NOT TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS DESCRIBED UNDER “NOTICE TO INVESTORS.”

SCHEDULE III

SUPPLEMENTAL DISCLOSURE DOCUMENTS

The following investor runs distributed to prospective investors in the Notes:

Day 1 Breakeven Stress

Lessee Non-Renewal Stress

Breakeven Cash Trap, Early Amortization and Legal Final Stress

Day 1 Revenue Haircut

Day 1 Revenue Haircut and Operating Expense Stress

Base Case Cash Flow

Co-Location Strats for Sprint and T-Mobile sites

SCHEDULE IV

INVESTOR PRESENTATION

See Attachment.

LANDMARK INFRASTRUCTURE LMRK Investor Presentation May 2018

LANDMARK INFRASTRUCTURE LMRK Disclaimer This presentation may contain forward-looking statements that involve risks and uncertainties. These forward-looking statements include information about possible or assumed future results of Landmark Infrastructure Partner LP’s (“LMRK” or the “Partnership”) business, future events, financial condition or performance, expectations, competitive environment, availability of resources, regulation, liquidity, results of operations, strategies, plans and objectives. These forward-looking statements also include, without limitation, statements concerning projections, predictions, expectations, estimates, or forecasts as to LMRK’s business, financial and operational results, and future economic performance, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. The words “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense, are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Statements regarding the following subjects are forward-looking by their nature: market trends and LMRK’s business strategy, projected operating results, and ability to obtain future financing arrangements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. A forward-looking statement may include a statement of the beliefs, assumptions and expectations of future performance, at the time those statements are made or management’s good faith belief as of that time with respect to future events. While LMRK believes it has chosen these beliefs, assumptions and expectations in good faith and that they are reasonable, these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to LMRK or under LMRK’s control. If a change occurs (such as a change in general economic conditions, competitive conditions in our industry, actions taken by our customers and competitors, our ability to successfully implement our business plan, our ability to successfully make acquisitions, interest rates, customer defaults, or any other factors), LMRK’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the forward-looking statements in this presentation. You should carefully consider these risks before you make an investment decision with respect to the Partnership, including our common units representing limited partner interests (“common units”), along with the following factors that could cause actual results to vary from our forward-looking statements: the factors in our Annual Report on Form 10-K for the year ended December 31, 2017, including those set forth under the section captioned “Risk Factors”; general volatility of the capital markets and the market price of the common units; changes in LMRK’s business strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in LMRK’s industry, interest rates or the general economy; and the degree and nature of LMRK’s competition. Forward looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. LMRK assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. This document includes certain non-GAAP financial measures as defined under SEC Regulation G. A reconciliation of those measures to the most directly comparable generally accepted accounting principles (“GAAP”) measures is provided in this presentation. We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, gain or loss on sale of real property interests, straight line rent adjustments, amortization of above- and below-market rents, impairments, acquisition-related expenses, unit-based compensation, repayments of investments in receivables and after the capital contribution to fund our general and administrative expense reimbursement. We define distributable cash flow as Adjusted EBITDA less cash interest paid, current cash income tax paid, preferred distributions, distributions to noncontrolling interest holders and maintenance capital expenditures. For additional information on non-GAAP financial measures, review slide 22 hereto and the disclosures set forth in our Annual Report on Form 10-K for the year ended December 31, 2017, including those set forth under the section captioned "Selected Financial Data."

LANDMARK INFRASTRUCTURE LMRK LMRK Snapshot Landmark Infrastructure Partners LP (Nasdaq: LMRK) Common Unit Price.(¹).: $14.75 Market Capitalization.(²).: $369 million Current Yield.¹.: 10.0% Minimum Quarterly Distribution (MQD): $0.2875 per unit Most Recent Distribution.(³).: $0.3675 per unit for Q1 2018 Acquisitions: .Year-to-date(4), we have acquired 160 assets for total consideration of approximately $85 million .LMRK's portfolio consists of 2,395 assets.4. (representing more than 240% growth since the initial public offering in November 2014) Series A Preferred Unit Price.¹.: $23.00 (Nasdaq: LMRKP) LMRKP Yield.¹.: 8.7% Series B Preferred Unit Price.¹.: $23.15 (Nasdaq: LMRKO) LMRKO Yield.¹.: 8.5% 1.As of April 30, 2018. 2.Based on total outstanding common units of approximately 25.0 million as of April 30, 2018. 3.Announced April 19, 2018. 4.As of March 31, 2018. 5.Based on distribution rate of 7.0%. Series C Preferred Unit Price.¹.: $23.25 (Nasdaq: LMRKN) LMRKN Yield.¹,5.: 7.5%

LANDMARK INFRASTRUCTURE LMRK Milestones LMRK Initial Public Offering 11/19/2014 $50 Million Secondary Common Offering 5/20/2015 Acquired $268 Million of Assets in 2015 Wireless Communication $116.6 Million Securitization 6/16/2016 Landmark U.K. Billboard Joint Venture Partnership December 2016 Acquired $292 Million of Assets in 2016 Outdoor Advertising $80 Million Securitization 11/30/2017 Acquired $219 Million of Assets in 2017.¹. Unit Exchange Program (UEP) Launch 3/21/2016 Recurrent Solar Acquisition 10/31/2016 $56 Million Secondary Common Offering 10/19/2016 $46 Million Series B Preferred Offering 8/8/2016 Penteon/Landmark Partnership Announcement 6/14/2017 Ericsson/Landmark Microgrid Announcement 5/18/2017 REIT Subsidiary Structure Completed 7/31/2017 2015 2016 2017 2018 1.From January 1, 2017 through January 18, 2018. $20 Million Series A Preferred Offering 4/4/2016 Renewable Power Generation $43.7 Million Securitization 4/24/2018 $50 Million Series C Preferred Offering 4/2/2018 LMRK

LANDMARK INFRASTRUCTURE $0.2875 $0.3675 $0.24 $0.26 $0.28 $0.30 $0.32 $0.34 $0.36 $0.38 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 Growing Distributions and Number of Assets in Portfolio Distribution Growth History More Than Tripled Number of Assets in Portfolio 701 2,395 0 400 800 1,200 1,600 2,000 2,400 2,800 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 1.Actual distribution was prorated for period of 11/19/14 to 12/31/14. (1) LMRK

LANDMARK INFRASTRUCTURE Overview of Our Assets Our portfolio consists of real property interests and critical infrastructure leased to tower companies and wireless carriers in the wireless communication industry, outdoor advertising operators in the outdoor advertising industry and power companies in the renewable power generation industries .Effectively triple net leases .Organic growth through contractual rent escalators, lease modifications, lease-up and renewals .99% property operating margins, no maintenance capex Utility Project Real Property Interest Owner Rent Tower Owner Rent Wireless Carrier “B” Rent Rent Advertiser Face “A” Outdoor Advertiser (Billboard Owner) Rent Real Property Interest Owner Advertiser Face “B” Rent Rent Real Property Interest Owner Wireless Carrier “A” Power Revenue LMRK

LANDMARK
INFRASTRUCTURE

LMRK

Wireless Infrastructure Development

- In 2017 LMRK announced the selection of Ericsson to deploy the FlexGrid™ solution across North America
- Self-contained, neutral-host smart pole is designed for carrier and other wireless operator colocation
- FlexGrid™ is designed for macro, mini macro and small cell deployments and will support 5G, IoT, carrier densification needs, private LTE networks and other wireless solutions
- Ericsson microgrid includes battery storage applications and grid-control software
- LMRK is focused on deploying FlexGrid™ in three sectors:
  - Commercial Enterprises
  - Municipalities
  - Transportation Centers
- These neutral-host deployments are expected to be anchored with one or more tenants and support colocation of additional tenants

ERICSSON


Cellular Radio Access
Wi-Fi Radio Access
Wi-Fi Radio Access
Utility Radio Access
Private Radio Access
Zero Site

7

LANDMARK INFRASTRUCTURE 1.Per SNL Kagan, U.S. tower locations are expected to grow by 2.6% per year from 2016 to 2020. 2.Rank based on total market capitalization; From 10-K Annual Report: American Tower and Lamar (as of 12/31/17) held ownership interests in approximately 10% of the land underlying their assets. 3.Source: SNL Kagan, Outdoor Advertising Association of America (“OAAA”) and American Wind Energy Association (“AWEA”). 4.Source: Annual Energy Outlook 2018 - Energy Information Administration (“EIA”). $6.9 $7.0 $7.3 $7.7 $8.0 $8.3 $8.7 $9.0 $9.4 $9.7 $10.1 $10.5 $10.9 $11.3 2013 2014 2015 2016 2017P 2018P 2019P 2020P 2021P 2022P 2023P 2024P 2025P 2026P 151 152 150 152 153 170 2012 2013 2014 2015 2016 2020P 8 Our Asset Portfolio Represents Less than 1% of the Total U.S. Market .Significant: .Growing: .Fragmented: Over 360,000 locations New wireless sites alone added each year are expected to be greater than our entire existing portfolio.¹. .Most individual property owners in this industry have only 1 or 2 locations .#1 tower company and #1 billboard company own approximately 10% of the land under their own assets.². Wireless Communication Outdoor Advertising Renewable Power Generation More than 153,000 locations.¹. More than 165,000 locations.³. More than 48,000 locations.³. U.S. Tower Locations (thousands) U.S. Outdoor Advertising Revenue ($ in billions) U.S. Wind and Solar Capacity(4) (gigawatts) 59 60 64 72 81 89 139 3 6 10 13 22 27 174 6.0% 6.3% 7.2% 8.3% 9.9% 11.0% 22.7% 0 50 100 150 200 250 300 350 2012 2013 2014 2015 2016 2017 2050P 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% Solar Wind Wind + Solar (% of Total Capacity) LMRK

LANDMARK INFRASTRUCTURE

LMRK

Our Portfolio

We are a growth-oriented real property and infrastructure firm formed by Landmark Dividend LLC (our "Sponsor") to acquire, own and manage a diversified, growing portfolio of real property interests and critical infrastructure assets

Asset Portfolio

2,395 Assets[1,2]


< 10 Leased Tenant Sites
10 – 20 Leased Tenant Sites
21 – 39 Leased Tenant Sites
40 – 119 Leased Tenant Sites
120+ Leased Tenant Sites


Australia
United Kingdom
Canada

Tier 1[3] Tenants

- at&t
- verizon
- T-Mobile
- AMERICAN TOWER
- CROWN CASTLE
- OUTFRONT media
- SOUTHERN CALIFORNIA EDISON – An EDISON INTERNATIONAL Company

1. As of March 31, 2018.
2. 44 tenant sites in international locations.
3. "Tier 1" tenants are large, publicly-traded companies (or their affiliates) that have a national footprint. For our renewable power generation segment, Tier 1 tenants include credit-rated utility companies or high-quality off-takers, who are the counterparty to the power purchase agreement with our renewable power generation tenants.

9

LANDMARK INFRASTRUCTURE

LMRK

Highlights

Stable and Predictable Distributions[1]

Stable Cash Flow

- Long-lived assets with effectively triple net leases
- 96% occupancy, 99% historical lease renewal rate

Strategic Locations Leased to Tier 1 Tenants

- Difficult-to-replicate locations in major population centers
- 80% of revenues from Tier 1 tenants[2] for their essential operations

Significant Diversification

- 2,395 tenant sites in our existing portfolio
- Diversified across 50 states, Washington, D.C., and various international locations

Multiple Growth Drivers

Organic Growth with No Capex

- Contractual rent escalators
- Rent increases through lease modifications, renewals, lease-up and revenue sharing

Aligned Sponsor Committed to Growth

- Additional ~950 assets[3] under management with Landmark Dividend and affiliates, plus third-party acquisition opportunities
- Sponsor owns a 13% common unit interest[4]

1. As of March 31, 2018.
2. "Tier 1" tenants are large, publicly-traded companies (or their affiliates) that have a national footprint. For our renewable power generation segment, Tier 1 tenants include credit-rated utility companies or high-quality off-takers, who are the counterparty to the power purchase agreement with our renewable power generation tenants.
3. As of March 31, 2018. Includes approximately 650 assets that are subject to the Partnership's right of first offer (ROFO).
4. As of April 30, 2018.

10

LANDMARK INFRASTRUCTURE . $195 million through swaps with a 4.19% combined rate . $237 million in secured notes at a fixed note rate per annum of 4.22% 11 Stable Cash Flow from Long-Lived Assets .Effectively triple net leases . < 1% property operating expenses.¹. . No property tax or insurance obligations . No maintenance capital expenditures .96% occupancy.². .99% historical lease renewal rate .Approximately 86% of total borrowings fixed including:.3. .Annual G&A expense cap.4. .High margins . > 90% Adjusted EBITDA margin.5. 1.For the three-year period ended March 31, 2018, property operating expenses were less than 1% of revenue. 2.As of March 31, 2018. 3.As of April 24, 2018. 4.Based on the earlier of November 19, 2019 or until our trailing four quarter revenue exceeds $80 million, excludes acquisition services. 5.For the twelve-month period ended March 31, 2018. 6.Average remaining term as of March 31, 2018. Assumes 99-year term for perpetual assets. 7.Including remaining renewal options. Long-Lived Assets.². Remaining Real Property Interest Term (% of Rents) Perpetual | 38% 50-99 yrs | 26% 40-49 yrs | 15% 30-39 yrs | 10% 20-29 yrs | 7% <20 yrs | 4% 15+ yrs | 58% 10-14 yrs | 17% 5-9 yrs | 11% <5 yrs | 14% Remaining Lease Term (% of Rents) 76+ years(6) 24+ years(7) LMRK

LANDMARK INFRASTRUCTURE Strategic Locations 1. …underlying operationally critical assets… Wireless: Billboards: Renewables: .Highly interconnected networks; Growing capacity/coverage .Key traffic locations, favorable zoning restrictions with “grandfather clauses” .Solar/wind corridors, proximity to transmission interconnects 2. …into which tenants made significant investments... Typically $200,000 to $300,000.¹. for tower plus cost of wireless equipment vs. $2,300.². average monthly ground rent 3. …in major markets... .Top Market Locations (by BTA Rank).³. (% of quarterly rental revenue) Top 21-100 22% Top 4-20 29% Chicago, IL 6% Los Angeles, CA 13% New York, NY 17% 101+ 13% 1.Source: SNL Kagan. 2.Asset portfolio average monthly GAAP rent per tenant site for the quarter ended March 31, 2018. 3.As of March 31, 2018. Excludes tenant sites in the renewable power generation industry. BTA rank is not a relevant metric for the renewable power generation industry. 4. …that are difficult to replicate and costly to relocate .Significant zoning, permitting and regulatory hurdles in finding suitable new locations .Time and cost of construction at a new site .Vacating tenant must often return the property to its original condition LMRK

LANDMARK INFRASTRUCTURE Highly Desired by Tier 1 Tenants .Large, publicly-traded companies with national footprints.¹. .No single tenant accounts for more than 12% of revenue Outdoor Advertising Clear Channel Outdoor OUTFRONT Media Lamar Advertising Others Total Tower Companies Crown Castle American Tower SBA Communications Others Total Renewable Power Generation Southern California Edison Pacific Gas & Electric Duke Energy Others Total Wireless Carriers T-Mobile AT&T Mobility Sprint Verizon Others Total 11% 5% 2% 9% 27% 8% 6% 2% 0% 16% 5% 2% 1% 4% 12% 11% 10% 9% 8% 7% 45% 1.Tenants are often subsidiaries or affiliates of such publicly-traded companies. For our renewable power generation segment, Tier 1 tenants include credit-rated utility companies or high-quality off-takers, who are the counterparty to the power purchase agreement with our renewable power generation tenants. 2.Represents GAAP rental revenue recognized under existing tenant leases for the three months ended March 31, 2018. Excludes interest income on receivables. Quarterly Rental Revenue Breakdown(2) LMRK

LANDMARK INFRASTRUCTURE

LMRK

Multiple Growth Drivers

LANDMARK INFRASTRUCTURE

- **Organic Growth With No Capex**
  - Contractual Escalators
  - Lease Modification, Lease-Up and Renewals
- **Developments**
  - FlexGrid™
  - Outdoor Advertising
- **Acquisitions From Sponsor**
  - ~950 AUM with Sponsor & Affiliates[1]
  - Ongoing Sponsor Acquisitions
- **Acquisitions From Third Parties**
  - Third-Party Portfolios
  - Tax-Deferred Exchange

1. As of March 31, 2018; includes approximately 650 assets that are subject to the Partnership's right of first offer (ROFO).

14

LANDMARK INFRASTRUCTURE Organic Growth with No Capital Expenditures Contractual Rent Escalators.¹. Increased Rent Through Lease Modifications and Renewals .Wireless technology upgrades .Colocation of additional tenants .Digital billboard conversions . Lamar and Clear Channel spent over 35% of capex on digital billboards.³. .Renewal of below-market leases Participation in Tenant Revenue Growth .93% of our leases have contractual rent escalators .. 86% fixed rate increases with an average annual escalation rate of approximately 2.5% . 7% tied to CPI .Increase in billboard advertising revenue .Additional equipment on rooftops or expansion of leased premises Total Wireless Capital Expenditures.². ($ in billions) $23.9 $27.6 $31.5 $31.4 $30.7 $28.4 $28.4 $31.6 2011 2012 2013 2014 2015 2016 2017 2018P U.S. Outdoor Advertising Revenue.4. ($ in billions) 1.As of March 31, 2018. 2.Based on amounts disclosed by the major publicly-traded wireless carriers (AT&T, Sprint, T-Mobile, Verizon) and RBC Capital Markets estimates for 2018 as of February 22, 2018. 3.From 10-K filings for fiscal year 2017 (Lamar) and 2016 (Clear Channel). 4.Source: SNL Kagan and Outdoor Advertising Association of America ("OAAA"). LMRK

LANDMARK
INFRASTRUCTURE

LMRK

Assets Under Management with Sponsor and Affiliates

AUM with Sponsor and affiliates alone would significantly increase the size of our existing portfolio

- Approximately 950 available assets[1]
- Substantially similar characteristics to our current asset portfolio
  - Geographically diverse (48 states and Australia)
  - Average remaining real property interest term of 75+ years[2]
  - Average remaining lease term of 23+ years[3]


Wireless Communication | 68%
Outdoor Advertising | 14%
Renewable Power Generation | 18%

~ 950 Assets

Assets

Asset Portfolio[4]:	2,395
Sponsor & Affiliates[1]:	950
Combined:	3,345

% of Total U.S. Market

3,345 / 360,000 = ~0.9%

1. As of March 31, 2018; includes approximately 650 assets that are subject to the Partnership's right of first offer (ROFO).
2. Assumes term of 99 years for perpetual assets.
3. Including renewal options.
4. As of March 31, 2018.

16

LANDMARK INFRASTRUCTURE

LMRK

Aligned Sponsor ("Landmark") Driving Growth

Given its substantial cash investment and significant ownership position in us, we expect Landmark to promote and support the success of our business

- Landmark contributed ~$60 million at the IPO, investing ~$39 million in cash and ~$21 million in roll-over equity
- Landmark owns our General Partner, all of the IDRs and a 13% common unit interest[1] in us

Landmark's Footprint (U.S., Australia, Canada and the U.K.)[2]

● Landmark Office ■ Origination team members


Australia
United Kingdom
Canada[3]

Landmark's Organizational Structure

Acquisitions
Asset Origination, Due Diligence and Closing

- Lead Generation
- Appointment Setting
- Price Negotiation
- Acquisition Management
- Underwriting
- Document Negotiation
- Closing
- Funding

Administration
Asset Sales, Finance and Administration

- Capital Raising
- Capital Management
- Investor Relations
- Financial Reporting
- Information Technology
- Accounting, Tax and Treasury
- Human Resources
- Asset Management

1. As of April 30, 2018.
2. Including JV Partners.
3. Canada is managed from the U.S.

17

LANDMARK INFRASTRUCTURE Sponsor Expertise in an Industry with High Barriers to Entry Significant time, cost and expertise is required for high volume asset origination in our fragmented industries .Assets acquired by the Sponsor are typically $50,000 to $500,000 in value Origination Illustration Approximately 15,000 Meetings Per Year Approximately 3,500 Transactions Negotiated 500 to 700 Sites Closed Sponsor’s Proprietary Platform has Enabled it to Increase the Amount of its Acquisitions Every Year Since Inception Lead Generation Proprietary, internally- sourced Asset Origination National acquisitions group Underwriting and Closing Proprietary database of transactions Comprehensive underwriting Asset Management Proprietary database of current market leases Scalable and Customized IT Systems, Processes and Corporate Infrastructure Support the Platform ~10 to 12%.1. of Transactions 1.1 to 2 real property interests per transaction. LMRK

LANDMARK INFRASTRUCTURE Third-Party Acquisitions .Tax-efficient MLP/REIT capital structure .Directly acquire third-party assets by leveraging the Sponsor’s origination and acquisition platform . Large portfolios . Direct from property owners .Alternative Currency (Unit Exchange Program) . Common units used for acquisitions in tax-deferred exchanges . Benefits to sellers include: .Significant diversification .Taxable gain deferral .Potential growth in value .Option for liquidity through common unit sale as derived Increase Potential Acquisition Opportunities to Drive Accretive Growth LMRK

LANDMARK INFRASTRUCTURE Disciplined and Flexible Financial Strategy .Stable rents from effectively triple net leases .High-quality due diligence to maintain 99% renewal rates .99% property operating margins with no maintenance capex Maintain Predictable And Stable Cash Flows .Contractual escalators .Lease rate increases from lease renewals of below-market leases .Accretive drop-down acquisitions from Sponsor originations .Accretive acquisitions of third-party portfolios Deliver Consistent Distribution Growth .Target leverage of approximately 40% debt-to-total market capitalization .Appropriate fixed vs. floating interest rate exposure .Policies to ensure consistent and growing distributions .Efficient tax structure with no UBTI or state-sourced income Disciplined Financial Policies LMRK

LANDMARK INFRASTRUCTURE Appendix LMRK

LANDMARK INFRASTRUCTURE Non-GAAP Financial Measures We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, gain or loss on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, repayments of investments in receivables and the capital contribution to fund our general and administrative expense reimbursement. We define distributable cash flow as Adjusted EBITDA less cash interest paid, current cash income tax paid, preferred distributions, distributions to noncontrolling interest holders and maintenance capital expenditures. Distributable cash flow will not reflect changes in working capital balances. EBITDA, Adjusted EBITDA and distributable cash flow should not be considered an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDA, Adjusted EBITDA and distributable cash flow should be compared with our reported net income in accordance with GAAP, as presented in our combined financial statements. EBITDA, Adjusted EBITDA and distributable cash flow are non GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess: .our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods; .the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders; .our ability to incur and service debt and fund capital expenditures; and .the viability of acquisitions and the returns on investment of various investment opportunities. We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income and net cash provided by operating activities. EBITDA, Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income, net cash provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities, and these measures may vary from those of other companies. You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow” table below. LMRK

LANDMARK INFRASTRUCTURE Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow 1.Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses. Three Months Ended March 31, 2018 2017 Revenue: Rental revenue $ 15,695 $ 11,841 Expenses: Property operating 286 87 General and administrative 1,699 1,408 Acquisition-related 185 467 Amortization 4,022 3,129 Impairments — 156 Total expenses 6,192 5,247 Other income and expenses Interest and other income 438 359 Interest expense (6,272) (3,920) Unrealized gain on derivatives 3,148 494 Total other income and expenses (2,686) (3,067) Income before income tax expense 6,817 3,527 Income tax expense 76 — Net income $ 6,741 $ 3,527 Add: Interest expense 6,272 3,920 Amortization expense 4,022 3,129 Income tax expense 76 — EBITDA $ 17,111 $ 10,576 Less: Unrealized gain on derivatives (3,148) (494) Straight line rent adjustments — (244) Amortization of above- and below-market rents (328) (283) Add: Impairments — 156 Acquisition-related expenses 185 467 Straight line rent adjustments 81 — Unit-based compensation 70 105 Repayments of investments in receivables 299 245 Deemed capital contribution to fund general and administrative expense reimbursement (1) 1,202 955 Adjusted EBITDA $ 15,472 $ 11,483 Less: Expansion capital expenditures (95,060) (12,443) Cash interest expense (5,381) (3,482) Cash income tax (76) — Distributions to preferred unitholders (1,944) (1,344) Distributions to noncontrolling interest holders (4) (3) Add: Borrowings and capital contributions to fund expansion capital expenditures 95,060 12,443 Distributable cash flow $ 8,067 $ 6,654 LMRK

LANDMARK INFRASTRUCTURE Average of 20 Years of Experience with High Volume, Small Balance Real Property Asset Originations Name Tim Brazy Title CEO Co-Founder 32 Years in Real Property Experience Select Prior Experience .Founder and CEO of Church Mortgage Acceptance Company (CMAC) .Founder and Managing Partner of Atherton Capital and Shepherd Capital .Co-Founder and President of FMAC .Former real estate investment banker with Nomura / Eastdil .MBA from Stanford Business School; B.S. from Caltech George Doyle CFO & Treasurer 15 .EVP, CFO and Treasurer at Clearview Hotel Trust .SVP and Chief Accounting Officer at HCP, Inc., an S&P 500 REIT .Senior Manager at KPMG LLP .B.A. in Business Administration from Western Washington University Dan Parsons Senior Vice President – Information Systems and Technology 20 .20 years serving as CIO of a major mortgage company where he developed and implemented asset origination and servicing systems .B.S. and MBA from USC Josef Bobek General Counsel and Secretary 15 .Senior Counsel to Sun West Mortgage Company, Inc. .Partner at Glaser Weil Fink Howard Avchen & Shapiro LLP .B.S. in Accounting from USC; J.D. from Pepperdine University LMRK

LANDMARK INFRASTRUCTURE Organizational Structure(1) Landmark Dividend LLC (Sponsor) Common Units Landmark Infrastructure Partners GP LLC (our General Partner) Landmark Infrastructure Partners LP (NASDAQ: LMRK) Landmark Infrastructure REIT Subsidiary Real Property Interests 13% common unit interest(2) 87% common unit interest(2) Public Unitholders Common Units 100% LLC Interest Non-economic GP, and IDRs Change to Organizational Structure.1.: .Moved assets under a REIT subsidiary .Simplified Schedule K-1 .Unrelated Business Taxable Income (“UBTI”) eliminated .Simplified state filing requirements 1.Reflects changes to organizational structure completed on July 31, 2017. 2.As of April 30, 2018.

SCHEDULE V

INITIAL PURCHASER ALLOCATIONS

Initial Purchaser
	Principal Amount of Series 2018-1 Class C Notes to be Purchased	Series 2018-1 Class C Purchase Price	Principal Amount of Series 2018-1 Class D Notes to be Purchased	Series 2018-1 Class D Purchase Price	Principal Amount of Series 2018-1 Class F Notes to be Purchased	Series 2018-1 Class F Purchase Price
RBC Capital Markets, LLC	$95,530,000	99.14520%	$13,180,000	98.96675%	$16,730,000	98.82255%

Signature Page to Note Purchase Agreement